UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934
Date of Report (Date of Earliest Event Reported):
May 30, 2013

Commission file number: 001-35653
SUSSER PETROLEUM PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
555 East Airtex Drive Houston, Texas 77073 (Address of principal executive offices, including zip codes)
Registrant’s telephone number, including area code: (832) 234-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
Concurrently with the initial public offering of Susser Petroleum Partners LP (the "Partnership"), and the listing of its common units representing limited partner interests on the New York Stock Exchange, the Partnership made available on its website (http://susserpetroleumpartners.com) copies of written charters applicable to the audit and conflicts committees of the board of directors of its general partner ("Board"), the Partnership's corporate governance guidelines and the Partnership's code of ethics.  The Partnership's corporate governance guidelines provide, among other things, that the independent directors of the Board will hold regularly scheduled executive sessions.  Currently, those sessions are presided over by an independent director determined at the outset of each such session based upon the topic or topics to be discussed (for example, executive sessions related to audit matters would ordinarily be presided over by the Board's audit committee chair).  Unitholders or other interested parties may contact our independent directors (or any of them individually) by writing to them at the Partnership's business address in accordance with the instructions provided on the Partnership's website.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSER PETROLEUM PARTNERS LP

Date: May 30, 2013	By:	Susser Petroleum Partners GP LLC, its general partner
	By:	/s/ Mary E. Sullivan
	Name:	Mary E. Sullivan
	Title:	Executive Vice President and Chief Financial Officer